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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

Tri-County Financial Corporation

                                               PERCENTAGE     STATE OF
SUBSIDIARY                                       OWNED      INCORPORATION
---------                                      ----------   -------------
Community Bank of Tri-County                      100%         Maryland

Tri-County Capital Trust I                        100%         Delaware

Tri-County Capital Trust II                       100%         Delaware

SUBSIDIARIES OF COMMUNITY BANK OF TRI-COUNTY

Community Mortgage Corporation
  of Tri-County                                   100%         Maryland

Tri-County Investment Corporation                 100%         Delaware